Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference to this Post-Effective Amendment No. 29 to Registration Statement No. 33-8058 on Form N-1A of our report dated July 28, 2008, relating to the financial statements and financial highlights of BlackRock Intermediate Municipal Fund of BlackRock Municipal Series Trust (the “Fund”) appearing in the Annual Report on Form N-CSR of the Fund for the period ended May 31, 2008. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registrations Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
September 25, 2008